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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Washington Mutual, Inc. on Form S-3 of our report dated February 19, 2002 (March 1, 2002, as to Note 2) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, on January 1, 2001), appearing in the Annual Report on Form 10-K of Washington Mutual, Inc. for the year ended December 31, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Seattle, Washington
February 3, 2003

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  Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT